UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2009

NEUROBIOLOGICAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23280	94-3049219
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Powell Street, Suite 800, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 595-6000

NOT APPLICABLE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 3, 2009, the Board of Directors (the “Board”) of Neurobiological Technologies, Inc. (the “Company”) terminated the employment of Paul E. Freiman as President and Chief Executive Officer of the Company, effective December 31, 2008. As reported in a Current Report on Form 8-K dated June 26, 2008, Mr. Freiman had previously informed the Board of his intention to retire as President and Chief Executive Officer as of December 31, 2008. Mr. Freiman was re-elected by the stockholders of the Company to a three-year term as a member of the Board at the Annual Meeting of Stockholders on November 13, 2008, and he continues to serve as a member of the Board.

Also on January 3, 2009, the Board appointed a Special Committee consisting of William A. Fletcher and John B. Stuppin to assist the Company’s senior management team with selected strategic and operational matters, on an as-needed basis pending the appointment of a chief executive officer. Mr. Fletcher will serve as Chairman of the Special Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 7, 2009

NEUROBIOLOGICAL TECHNOLOGIES, INC.

By: /s/ Matthew M. Loar
Matthew M. Loar
Vice President and Chief Financial Officer

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